UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 29, 2004

21st Century Insurance Group

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6964	95-1935264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

6301 Owensmouth Avenue Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code		(818) 704-3700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Appointment of Principal Officers.

On November 29, 2004, 21st Century Insurance Group, a Delaware corporation (the “Company”), announced that its Board of Directors had appointed Lawrence P. Bascom the Company’s Chief Financial Officer, Senior Vice President and Treasurer, effective November 29, 2004. The information contained in the Company’s press release dated November 29, 2004, in connection with the announcement is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Mr. Bascom, who is 38 years old, was a partner at Deloitte & Touche LLP (“Deloitte”), a global accounting firm, from 1997 until his recent appointment with the Company.  At Deloitte, Mr. Bascom served as the Deputy Leader of Deloitte’s Northeast Insurance practice, and provided significant audit and consulting services to a number of clients.  He is a member of the Boards of Prep for Prep and Bronx Preparatory Charter School.

Pursuant to a letter agreement between the Company and Mr. Bascom, Mr. Bascom’s employment with the Company is on an at-will basis.  Mr. Bascom’s initial base salary is $400,000 per year, and he is eligible to participate in the Company’s annual Short Term Incentive Program, Long Term Incentive Program, defined benefit pension plan,  Supplemental Executive Retirement Plan, and have a company car or allowance.  Mr. Bascom was granted a cash signing bonus in the amount of $150,000, and 150,000 stock options with a strike price set to the closing price of the Company’s stock on the New York Stock Exchange on the first day of Mr. Bascom’s employment, with such options to vest 10% after one year, 20% after two years, 30% after three years and 40% after four years. Mr. Bascom will receive a Short Term Incentive payment of $200,000 in 2005 and the Company will pay $100,000 towards his mortgage upon relocation. Should Mr. Bascom voluntarily leave the Company prior to March 2006, he must repay all bonus amounts and relocation expenses paid to him or on his behalf .

Mr. Bascom also entered into a Retention Agreement with the Company.  The Retention Agreement, with certain exceptions and limitations, requires the Company to do the following in the event that Mr. Bascom is terminated without Cause or resigns with Good Reason (as defined in the Retention Agreement) or in the event that a successor to the Company or an affiliate of the Company to which the officer is transferred fails to assume the Retention Agreement:

•                  pay to Mr. Bascom a cash lump sum equal to 2.5 times his annual base salary;

•                  vest all of Mr. Bascom’s stock options, waive the 90 day post-termination provisions in his stock option agreements, and allow such options to be exercisable for their full remaining term, subject to a 5 year maximum; and

•                  provide to Mr. Bascom and his spouse and dependents for 30 months all life, disability, accident and health benefits at substantially similar benefit levels.

If Mr. Bascom is entitled to and actually receives severance benefits payable under the Company’s Executive Severance Plan, he is not entitled to benefits under the Retention Agreement.  The Retention Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Retention Agreement, entered into as of November 29, 2004, between 21st Century Insurance Group, 21st Century Insurance Company and Lawrence P. Bascom
99.1	Press release of 21st Century Insurance Group dated November 29, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY INSURANCE GROUP

Date: December 1, 2004	By:	/s/ Michael J. Cassanego
Name: Michael J. Cassanego
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retention Agreement, entered into as of November 29, 2004, between 21st Century Insurance Group, 21st Century Insurance Company and Lawrence P. Bascom
99.1	Press release of 21st Century Insurance Group dated November 29, 2004.